[Letterhead of Cadwalader Wickersham & Taft]



                                       March 20, 1997



Asset Securitization Corporation
Two World Financial Center
Building B, 21st Floor
New York, New York  10281

         Re:  Subordinate Commercial Mortgage Pass-Through Certificates,
               Series 1997-D4

Ladies and Gentlemen:

         We have acted as your counsel in connection with the Registration Statement on Form S-11 (File No. 333-21315) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers Subordinated Commercial Mortgage Pass-Through Certificates, Series 1997-D4 (the "Certificates") to be sold by Asset Securitization Corporation ("ASC"). The Certificates will be issued under a pooling and servicing agreement (the "Pooling and Servicing Agreement") among ASC, AMRESCO Management, Inc., in its capacity as servicer and as special servicer (the "Servicer"), LaSalle National Bank, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A form of the Pooling and Servicing Agreement is included as an Exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

         In rendering the opinion set forth below, we have examined and relied upon the following: (1) the Registration Statement and the Prospectus constituting a part thereof, each substantially in the form being filed with the Commission as of the date hereof; (2) the form of the Pooling and Servicing Agreement being filed as an exhibit to the Registration Statement; and (3) such other documents, materials, and authorities as we have deemed necessary in order

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Asset Securitization Corporation       -2-                       March 20, 1997


to enable us to render our opinion set forth below. The opinion set forth below assumes that the foregoing documents and materials are not changed materially prior to execution and that the Pooling and Servicing Agreement is performed in accordance with its terms.

         Based on the foregoing, we are of the opinion that:

         1. When the Pooling and Servicing Agreement for the Certificates has been duly and validly authorized, executed and delivered by ASC, the Servicer, Trustee and Fiscal Agent, the Pooling and Servicing Agreement will constitute a valid and legally binding agreement of ASC, enforceable against ASC in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law); and

         2. When the Pooling and Servicing Agreement for the Certificates has been duly and validly authorized, executed and delivered by ASC, the Servicer, Trustee and Fiscal Agent, and the Certificates have been duly executed, authenticated, delivered and sold as contemplated in the Prospectus, the Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of the Certificates will be entitled to the benefits of the Pooling and Servicing Agreement.

         Furthermore, we have advised ASC with respect to certain federal income tax aspects of the proposed issuance of the Certificates. Such advice has formed the basis for the description of material federal income tax consequences for holders of the Certificates that appears under the heading "Certain Federal Income Tax Consequences" in the Prospectus. Such descriptions do not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but, with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

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Asset Securitization Corporation       -3-                       March 20, 1997

         We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Certain Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                            Very truly yours,

                                            /s/ Cadwalader, Wickersham & Taft
                                            ---------------------------------
                                                Cadwalader, Wickersham & Taft